UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

Overstock.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 W. Coliseum Way

Midvale, Utah 84047

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (801) 947-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 18, 2019, Overstock.com, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) has declared a cash dividend payable on shares of both its Digital Voting Series A-1 Preferred Stock as well as its Voting Series B Preferred Stock.  The dividend is payable on December 16, 2019, to shareholders of record at the close of business on November 29, 2019.  A copy of the press release is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 18, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

Date: November 18, 2019	By:	/s/ E. Glen Nickle
Name: E. Glen Nickle
Title: Vice President, Legal and General Counsel

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